EXHIBIT 5.1

Winston & Strawn LLP

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October 17, 2012

Nissan Auto Receivables Corporation II

One Nissan Way

Franklin, Tennessee 37067

Re:   Nissan Auto Receivables Corporation II

Registration Statement on Form S-3

Registration No. 333-183569

Ladies and Gentlemen:

We have acted as special counsel to Nissan Auto Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement ”) filed by the Company with the Securities and Exchange Commission (the “Commission ”) under the Securities Act of 1933, as amended (the “Act ”), in connection with registration by the Company of Asset-Backed Notes (the “Notes ”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, an “Issuing Entity ”) to be formed by the Company pursuant to a trust agreement (each, a “Trust Agreement ”) between the Company and the Owner Trustee (as defined in the related Trust Agreement). For each series, the Notes will be issued pursuant to an indenture (each, an “Indenture”) between the related Issuing Entity and the Indenture Trustee (as defined in the related Indenture). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

We generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and the forms of Trust Agreement and Indenture (including the form of Notes included as an exhibit thereto) filed as an exhibit to the Registration Statement. In addition, we have assumed that the Indenture with respect to each series is executed and delivered in substantially the form we have examined, the transactions contemplated to occur under such document in fact occur in accordance with the terms thereof and the Notes will be sold as described in the Registration Statement.

Based upon the foregoing, we are of the opinion that, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuing Entity, authenticated by the Indenture Trustee, and sold, and (c) payment of the agreed consideration for the Notes has been received by the Issuing Entity, such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally valid and binding obligations of the Issuing Entity, enforceable in accordance with their respective terms, and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles therein), the General Corporation Law of the State of Delaware and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

Winston & Strawn LLP

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